NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the the following securityissued by Barclays
Bank PLC (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Barclays ETN + Short D Leveraged Exchange Traded Notes Linked to
 the Inverse Performance  of the S&P 500 Total Return Index
(suspended: 5/5/2011) symbol: BXDD

iPath Long Enhanced S&P 500 VIX Mid-Term Futures ETN
(suspended: 7/11/2011) symbol: VZZ

iPath Inverse January 2021 S&P 500 VIX Short-Term Futures Exchange
 Traded Note (suspended: 9/19/2011) symbol: IVO

iPath Short Extended S&P 500 TR Index ETN (suspended: 9/14/2012) symbol: SFSA

iPath Short Extended Russell 1000 TR Index ETN (suspended: 9/14/2012) symbol: ROSA

iPath Short Extended Russell 2000 TR Index ETN (suspended: 9/20/2012) symbol: RTSA

iPath Long Enhanced S&P 500 VIX Mid-Term Futures ETN (II)
(suspended: 10/15/2012) symbol: VZZB

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the above issue have been called for redemption. Accordingly, trading in the issue was suspended before the opening on such redemption date.